                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Lumen Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [ ]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                            LUMEN TECHNOLOGIES, INC.
                                  Suite B-302
                           555 Theodore Fremd Avenue
                              Rye, New York  10580



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          to be held on July 31, 1998




To the Stockholders of Lumen Technologies, Inc.:

                 You are cordially invited to attend the Annual Meeting of Stockholders of LUMEN TECHNOLOGIES, INC. (the "Company"), to be held on JULY 31, 1998 AT 9:00 A.M., local time, in Suite A, 555 Theodore Fremd Avenue, Rye, New York, or any adjournment or postponement thereof (the "Meeting") for the following purposes:

                 1.       To elect seven directors.

                 2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 1998.

                 3. To transact such other business as may properly come before the Meeting.

                 Only holders of record of Common Stock at the close of business on July 8, 1998 will be entitled to notice of and to vote at the Meeting. Please sign, date and mail the enclosed proxy card so that your shares may be represented at the Meeting if you are unable to attend and vote in person.




By Order of the Board of Directors,



Peter H. Trembath
Secretary





July 9, 1998

                            LUMEN TECHNOLOGIES, INC.
                                  Suite B-302
                           555 Theodore Fremd Avenue
                              Rye, New York 10580



                                PROXY STATEMENT



                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 31, 1998


                                  INTRODUCTION


         This Proxy Statement is furnished to the holders of Common Stock, par value $.01 (the "Common Stock"), of Lumen Technologies, Inc., a Delaware corporation (hereinafter referred to as the "Company" or "Lumen"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on July 31, 1998, at 9:00 A.M. local time, at 555 Theodore Fremd Avenue, Rye, New York 10580, and at any adjournment or postponement thereof (the "Meeting").

At the Meeting, holders of Common Stock ("Stockholders") will be asked:

                  1. To elect seven directors.

                  2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 1998.

                  3. To transact such other business as may properly come before the Meeting.

         The Board of Directors has fixed the close of business on July 8, 1998 as the record date (the "Record Date") for the determination of Stockholders entitled to notice of and to vote at the Meeting. Each such Stockholder will be entitled to one vote for each share of Common Stock held on all matters to come before the Meeting (or at any adjournment or postponement thereof) and may vote in person or by proxy authorized in writing.

                  STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with instructions contained therein. ANY PROXY RETURNED WITHOUT INSTRUCTION WILL BE VOTED FOR EACH NOMINEE FOR DIRECTOR NAMED HEREIN (PROPOSAL NO. 1). ANY PROXY NOT SPECIFYING THE CONTRARY WILL BE VOTED FOR PROPOSAL NO. 2. A Stockholder who so desires may revoke his or her proxy at any time before it is voted at the Meeting by giving notice to the Company in writing (attention: Secretary), by duly executing a proxy bearing a later date or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute a revocation of an executed proxy.

                  This Proxy Statement and the accompanying form of proxy are first being sent to Stockholders on or about July 9, 1998.

                                  THE MEETING


          The Meeting will be held on July 31, 1998, at 9:00 A.M., local time, at 555 Theodore Fremd Avenue, Rye, New York, 10580.

MATTERS TO BE CONSIDERED

         At the Meeting, Stockholders will be asked to vote to elect seven directors (Proposal No. 1) and to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for 1998 (Proposal No. 2). The Board of Directors knows of no matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

         Only Stockholders as of the Record Date (i.e., the close of business on July 8, 1998) are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 20,710,586 shares of Common Stock outstanding and entitled to vote, with each share entitled to one vote.

REQUIRED VOTES

         A majority of the votes cast by the stockholders present in person or represented by proxy at the Meeting is required for the election of directors. Only shares of Common Stock that are voted in favor of a nominee will be counted toward that nominee's achievement of a majority. Shares of Common Stock held by Stockholders present in person at the Meeting that are not voted for a nominee or shares held by Stockholders represented at the Meeting by proxy from which authority to vote for a nominee has been properly withheld (including broker non-votes) will not be counted toward that Nominee's achievement of a plurality.

         The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting is required for ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 1998 (Proposal No. 2). With respect to an abstention of this matter, the shares will be considered present at the Meeting for the particular matter and (since such votes are not an affirmative vote for the matter) they will have the same effect as votes against the matter. With respect to a broker non-vote on this matter, for such matter such shares will not be considered present at the Meeting and (since they will not be counted in respect of the matter) the broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote for the matter by reducing the total number of shares from which the majority is calculated.

         The ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for 1998 (Proposal No. 2) is being submitted to Stockholders as a matter of sound corporate practice. If the Stockholders do not ratify the selection, the selection of independent accountants will be reconsidered by the Board of Directors. If the Stockholders ratify the selection, the Board of Directors, at its discretion, may still direct the appointment of new independent accountants at any time if the Board of Directors believes that it would be in the best interests of the Company.

         All of the directors and executive officers of the Company have indicated that they will vote all shares of Common Stock beneficially owned by them in favor of the election as a director of each nominee named herein and for Proposal No. 2. Such directors and officers own approximately 10.6% of the currently issued and outstanding Common Stock.

PROXY SOLICITATION

         The Company will bear the costs (if any) of solicitation of proxies for the Meeting. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies from Stockholders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.

INDEPENDENT ACCOUNTANTS

         The Company has been advised that representatives of PricewaterhouseCoopers LLP, the Company's independent accountants for 1997, will be available at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, to the knowledge of the Company and as of July 6, 1998, (unless otherwise indicated), (i) the number of shares of Common stock owned of record or beneficially, or both, by each person who owned of record, or is known by the Company to have beneficially owned, individually, or with his associates, more than 5% of such shares then outstanding; (ii) the number of shares owned beneficially by each director of the Company; and (iii) the number of shares owned beneficially by all directors and executive officers as a group. Unless otherwise noted, each person holds sole voting and investment power with respect to the shares shown opposite his name. All figures are adjusted (as appropriate) to reflect the effect of the one-for-two reverse split of the Common Stock that was effected on March 11, 1998 and the merger of ILC Technology, Inc. ("ILC") with and into a subsidiary of the Company (the "ILC Merger"), which was effective March 12, 1998.


                                                             AMOUNT AND NATURE OF                PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP(1)                  CLASS
------------------------------------                       -----------------------               ----------


Martin E. Franklin...................................            1,033,432(2)                       4.9%
   555 Theodore Fremd Avenue, Suite B302
   Rye, New York

Richard D. Capra.....................................              312,338(3)                       1.5%

Ian G.H. Ashken......................................              228,125(4)                       1.1%

Harrison H. Augur....................................              136,660(5)                          *

George B. Clairmont..................................              392,127(6)                       1.9%

David L. Moore.......................................               10,487(7)                          *

William T. Sullivan..................................              189,048(8)                          *

All Executive Officers and Directors.................            2,302,217(9)                      10.6%
as a group (7 persons)

Westport Asset Management, Inc.......................            1,544,152(10)                      7.5%
    253 Riverside Avenue
    Westport CT.  06880

Millbrook Partners, L.P..............................            1,327,600(11)                      6.4%(7)
    2102 Sawgrass Village Dr., Ponte Vedra Beach
    Florida 32082

Marvin Schwartz......................................            1,324,615(12)                      6.4%(8)
    c/o Neuberger & Berman, LLC,
    605 Third Avenue, New York, NY 10158-3698

Royce & Associates, Inc..............................            1,146,007(13)                      5.5%
    1414 Avenue of the Americas
    New York N.Y  10019

--------------------------------------------------------------------------------
*        Less than 1%.

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days upon the exercise of an option are treated as outstanding for purposes of determining beneficial ownership and the percent beneficially owned by such individual and for the executive officers and directors as a group.

(2) Includes 385,625 shares that Mr. Franklin has a right to acquire within 60 days upon the exercise of options. Excludes 7,691 shares held in trust for Mr. Franklin's minor children, as to which shares Mr. Franklin disclaims beneficial ownership.

(3) Includes 308,588 shares that Mr. Capra has right to acquire within 60 days upon exercise of options.

(4) Includes 128,125 shares that Mr. Ashken has a right to acquire within 60 days upon the exercise of options. Excludes 2,500 shares held in trust for Mr. Ashken's minor children, as to which shares Mr.
         Ashken disclaims beneficial ownership.

(5) Includes 110,210 shares that Mr. Augur has right to acquire within 60 days upon exercise of options.

(6) Includes 812 shares that the Director has a right to acquire within 60 days upon the exercise of options.

(7) Includes 147,500 shares that Mr. Sullivan has a right to acquire within 60 days upon the exercise of options and 848 shares with respect to which Mr. Sullivan shares voting and investment power with his spouse.

(8) Includes 1,082,860 shares that members of the group have a right to acquire within 60 days upon the exercise of options. Excludes 10,191 shares held in trust for directors' children, as to which they disclaim beneficial ownership.

(9) Shareholdings indicated are adjusted to reflect the effect of the ILC Merger and the Company's one-for-two reverse stock split, occurring on March 12, 1998 and March 11, 1998, respectively, based on a Schedule 13G dated February 13, 1997. Westport Asset Management, Inc. ("Westport") reported beneficial ownership of 700,500 shares of ILC common stock, of which it reported 691,500 shares were held in discretionary managed accounts and 8,900 shares were beneficially owned by officers and stockholders of Westport.

(10) Shareholdings indicated are adjusted to reflect the effect of the ILC Merger and the Company's one-for-two reverse stock split, occurring on March 12 and March 11, 1998, respectively, based on a Schedule 13D filed March 31, 1997. Millbrook Partners, L.P. ("Millbrook") and Mark
         M. Mathes, its general partner, reported that, as of December 31, 1996 they held an aggregate 2,655,200 shares of the Company's common stock then outstanding. Millbrook and Mr. Mathes reported that they share voting and dispositive power with respect to 2,577,200 of such shares then outstanding, while Mr. Mathes holds sole voting and dispositive power with respect to 78,000 of such shares.

(11) Based on a Schedule 13D dated March 30, 1998, Marvin Schwartz, acting in his personal capacity and not as a principal of Neuberger & Berman, LLC ("N&B"), reported that he is the beneficial owner of 1,324,615 shares of the Company's common stock outstanding as of that date. Mr. Schwartz reported that 500,307 of such shares are held in his personal account. Mr. Schwartz reported that 824,308 of such shares are held in street name in accounts for the benefit of Mr. Schwartz's family. Mr. Schwartz reported that he holds discretionary and shared dispositive power over such accounts. Mr. Schwartz reported that N&B has no voting or dispositive power over any of such shares.

(12) Shareholdings indicated are adjusted to reflect the effect of the ILC Merger and the Company's one-for-two reverse stock split, occurring on March 11 and March 12, 1998, respectively, based on a Schedule 13G/A dated June 6, 1997. A group including Mr. Charles Royce, Royce & Associates ("Royce") and Royce Management Company ("RMC") reported beneficial ownership of 519,920 shares of ILC common stock, of which 461,620 shares were reported to be owned by Royce and 58,300 were reported to be owned by RMC. Mr. Royce disclaimed beneficial ownership of any such shares.


                                 PROPOSAL NO. 1


                             ELECTION OF DIRECTORS

         The Company's By-Laws provide that the Company shall have at least two
(2) and no more than twelve (12) directors, as determined by the Board of Directors from time to time. The Board of Directors has determined that there will be seven (7) directors for the ensuing year. At the Meeting, seven (7) directors are to be elected to serve until the next annual meeting or until their successors are elected and qualified. The persons identified below as the Company's current directors and executive officers have been nominated for election at the Meeting, other than Ms. Bailey and Mr. Baumgartner, both of whom have informed the Company of their intent to retire from the Board of Directors effective on the date of the Meeting. See "Information Concerning Directors and Executive Officers." The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote FOR the election of the nominees. The Board of Directors does not expect that any of the nominees will be unavailable for election as a director. If by reason of an unexpected occurrence, one or more of the nominees is not available for election, however, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose.


                 INFORMATION CONCERNING OFFICERS AND DIRECTORS

         The executive officers and directors as of the date hereof are as follows:

NAME                                                  AGE            OFFICE
----                                                  ---            ------

Martin E. Franklin(1)(2)                              33             Chairman of the Board of Directors and
                                                                     Director
Richard D. Capra(1)                                   65             Chief Executive Officer and Director
Ian G.H. Ashken(1)                                    38             Executive Vice President of Finance and
                                                                     Administration, Chief Financial Officer,
                                                                     Assistant Secretary and Director
Harrison H. Augur(2)(3)                               55             Director
Nora A. Bailey*                                       56             Director
Henry C. Baumgartner*                                 65             Director
George B. Clairmont(3)(4)                             48             Director
David L. Moore(2)(4)                                  40             Director
William T. Sullivan(3)(4)                             53             Director

-------------------------------------------------------------------------------
(1)      Member of Executive Committee
(2)      Member of Nominating Committee
(3)      Member of Audit Committee
(4)       Member of Compensation/Stock Option Committee
*        Not a nominee for election at the Meeting.

         Pursuant to the terms of the ILC Merger agreement, for a period of two years following the date of the ILC Merger, the Board of Directors was to be composed of five (5) members designated by the Company (or the successors of such designees) and four (4) members designated by ILC (or the successors of such designees). Directors of the Company are elected annually at the Annual Meeting of Stockholders. Their respective terms of office would continue until the next Annual Meeting of Stockholders and until their successors have been elected and qualified in accordance with the Company's Restated By-laws. As a result of Ms. Bailey's and Mr. Baumgartner's intent to retire from the Board, the Board has agreed to a composition of four (4) members designated by the Company and three (3) members designated by ILC. There are no family relationships among any of the directors or executive officers of the Company.

         Martin E. Franklin is currently Chairman of the Company, Chairman of Bolle Inc., a NASDAQ listed company, and non-executive Chairman of Eyecare Products plc, a London Stock Exchange listed company. Mr. Franklin has been Chairman of the Company since December 1995 and also served as the Chief Executive Officer from December 1995 to March 1998. Mr. Franklin was Chairman and Chief Executive Officer of Benson Eyecare Corporation ("Benson"), the predecessor company of the Company from October 1992 through May 1996. Mr. Franklin has been Chairman and Chief Executive Officer of Marlin Holdings, Inc., the general partner of Marlin Capital, L.P., a private investment partnership, since October 1996. Mr. Franklin also serves on the Boards of Specialty Catalog Corp. and certain private companies. Mr. Franklin received a B.A. in political science from the University of Pennsylvania.

         Richard D. Capra was elected to the Company's Board of Directors on March 12, 1998, on which date he also was named its Chief Executive Officer. Mr. Capra served as a member of the ILC Board from 1995 through March 1998. From July 1996 through March 1998, Mr. Capra served as President and Chief Operating Officer of ILC. From January 1991 to July 1996, Mr. Capra served as a management consultant and a director of several companies in the electrical and lighting business. He was President and Chief Executive Officer of Philips Lighting Inc., U.S., from 1983 to 1991.

         Ian G.H. Ashken, A.C.A., was appointed Executive Vice President, Chief Financial Officer, Assistant Secretary and a Director of the Company in December 1995. Mr. Ashken was Chief Financial Officer of Benson and a director of Benson from October 1992 to May 1996. Mr. Ashken also served as Benson's Executive Vice President from October 1994 to May 1996; Secretary from October 1992 to December 1993; and, Assistant Secretary from December 1993 to May 1996. Since October 1996, Mr. Ashken has been Vice Chairman of Marlin Holdings, Inc., the general partner of Marlin Capital, L.P. Mr. Ashken is a director of Eyecare Products plc, a London Stock Exchange listed company, Bolle Inc., a NASDAQ listed company, and certain private companies. Mr. Ashken received his B.A.
(Hons) in Economics and Accounting from the University of Newcastle in England.

         Harrison H. Augur was elected to the Company's Board of Directors on March 12, 1998. Mr. Augur served as a member of the Board of Directors of ILC since 1989. He has been General Partner of Capital Asset Management since June 1987. From April 1981 to August 1991, Mr. Augur served as Executive Vice President and Director of Worms & Co., Inc.

         Nora A. Bailey, Esq. became a member of the Company's Board of Directors in May 1996. Ms. Bailey is a federal income tax attorney with a specialty in mergers and acquisitions and has many multinational clients. Ms. Bailey and her firm from time to time have been engaged to provide legal advice to the Company. Until 1993, she was a partner in Ivins, Phillips & Barker in Washington D.C., which she joined in 1972. Ms. Bailey also serves on the Board of Bolle Inc. Ms. Bailey received her J.D. from The University of Michigan Law School.

         Henry C. Baumgartner was elected to the Company's Board of Directors on March 12, 1998. He was a co-founder of ILC, and he served ILC in various management positions and as a member of the ILC Board from 1967 through March 1998. Mr. Baumgartner was appointed Chairman of the ILC Board in July 1996 and Chief

Executive Officer of ILC in April 1990. From April 1990 to July 1996, Mr. Baumgartner served as the President of ILC; prior to 1990, he served as Chief Executive Officer and Chairman of the Board of ILC from November 1986.

         George B. Clairmont was elected to the Company's Board of Directors on March 12, 1998. Mr. Clairmont served as a member of the Board of Directors of ILC from July 1997 through March 1998. He has been President of Clairvest Corporation, a New York-based registered investment adviser, since 1983. Mr. Clairmont also serves as a director of Thomson-Leeds Corporation, a designer and manufacturer of point of sales displays.

         David L. Moore became a member of the Company Board in May 1996. For more than the last five years Mr. Moore has been President and Chief Executive Officer of Century 21 Home Improvements, and for more than fifteen years he has been President and Chief Executive Officer of Garden State Brickface, Inc., a leading New York metropolitan area residential and commercial remodeling firm. Mr. Moore also serves on the Board of Bolle Inc. Mr. Moore received his B.A. in Economics from Amherst College and his M.B.A. from Harvard University.

         William T. Sullivan became a member of the Company Board in May 1996. Mr. Sullivan has been President and Chief Executive Officer, and a member of the Board of Directors of Sight Resource Corporation, an optical retailer, since January 1998. Mr. Sullivan was President and Chief Operating Officer of the Company from April 1996 to April 1997. Upon Benson's acquisition of Optical Radiation Corporation ("ORC") in October 1994, Mr. Sullivan was appointed Benson's Executive Vice President of Operations. From July 1993 to October 1994, Mr. Sullivan served as the President of the Consumer Optical Group of ORC. From August 1987 through July 1993, Mr. Sullivan served as Group Vice President of the Consumer Optical Group of ORC. Prior to joining ORC, Mr. Sullivan was President of Pearle Vision Centers.

         Ms. Bailey and Mr. Baumgartner have each notified the Company of their intent to retire from the Board effective as of the date of the Meeting. The Company wishes to express its gratitude to them for the valuable services they have provided during their respective tenures as members of the Board of Directors.


                INFORMATION CONCERNING MEETINGS OF THE BOARD OF
            DIRECTORS AND BOARD COMMITTEES AND DIRECTOR COMPENSATION


         During 1997 the Board of Directors held nine meetings.

         The Board of Directors has standing Audit, Nominating and Compensation Committees. From time to time the Board of Directors may appoint special committees for specific purposes.

         The functions of the Audit Committee are to recommend to the Board of Directors the appointment of independent accountants for the Company, to analyze the reports and recommendations of such accountants and to review internal audit procedures and controls. The Audit Committee, which met once in 1997, currently comprises Messrs. Clairmont (Chairman), Augur and Sullivan; during 1997, the Audit Committee comprised Mr. Richard Hanselman (who subsequently resigned from the Board of Directors in connection with the ILC Merger in order to accommodate the election to the Board of ILC's designees, as described above), Ms. Bailey and Mr. Moore.

         The Compensation Committee is responsible for setting and administering the Company's policies governing annual compensation of key employees, managers, officers and executive officers, including setting individual annual base salaries or salary guidelines, annual bonus plans and individual participation levels, and participation in the Company's 1996 Stock Incentive Plan. The Compensation Committee met one time during 1997. The Compensation Committee currently consists of Mr. Moore (Chairman), Mr. Clairmont and Mr.

Sullivan; during 1997, Dr. Charles Sydnor, (who like Mr. Hanselman subsequently resigned from the Board of Directors in connection with the ILC Merger), Mr. Richard Hanselman and Mr. Moore formed the Compensation Committee.

         The functions of the Nominating Committee include recommending nominees for election to the Board of Directors. The Nominating Committee, which did not meet in 1997, currently comprises Messrs. Franklin (Chairman), Augur and Moore; during 1997, the Nominating Committee comprised Messers. Franklin and Ashken. The Nominating Committee currently consists of Messrs. Franklin (Chairman), Augur and Moore.

         In addition to their regular and special meetings, both the Board of Directors and the committees from time to time take action by unanimous written consent, as permitted under applicable law, the Company's Restated Certificate of Incorporation and the Company's By-laws.

         In 1997, all of the Directors attended 75% or more of the aggregate meetings of the Board and all committees thereof on which they served.


                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

         The following table sets forth all compensation paid to, deferred or accrued for the benefit of the Company's Chief Executive Officer and of all other executive officers of the Company who earned total compensation for 1997 exceeding $100,000 (the "Executive Group"). Except as disclosed below, no executive officer of the Company had a total annual salary and bonus for 1997 exceeding $100,000.

                                                                                      LONG TERM
                                                                                     COMPENSATION
                                              ANNUAL COMPENSATION(1)                   AWARDS
                                              ----------------------                   ------
                                                                                       OPTIONS/            ALL OTHER
NAME AND PRINCIPAL POSITION(2)        YEAR        SALARY            BONUS              SARS(3)           COMPENSATION
------------------------------        ----        ------            -----              -------           ------------

Martin E. Franklin                    1997       $257,500            $300,000            550,000         $  34,541(4)
  Chairman, Chief Executive           1996       $277,455            $602,477            550,000         $   5,700(4)
  Officer                             1995       $300,000            $ 50,000                -0-                 -0-
Ian G.H. Ashken                       1997       $206,000            $168,750            100,000             27,546(4)
  Chief Financial Officer,            1996       $212,981            $ 86,813            275,000         $  132,275(4)(5)
  Executive Vice President of         1995       $190,000                 -0-                -0-                -0-
  Finance and Administration,
  and Assistant Secretary
William T. Sullivan(6)                1997        $ 71,464                -0-                -0-         $  350,000(6)
   Chief Operating Officer            1996        $212,981          $  84,775            372,250         $  961,618(4)(5)
   and President                      1995        $195,000                -0-             40,000         $  106,340(4)(5)

-------------------------------------------------------------------------------

(1) Included in the table are amounts received as compensation from Benson during the periods in question and prior to the spinoff of the Company by Benson (the "Company Spinoff") on May 3, 1996.

(2)      Indicates positions held during fiscal year ended December 31, 1997.

(3) All awards reflected in this column represent stock options granted under the Company's 1996 Stock Incentive Plan (as amended). Option numbers are not adjusted to reflect the effect of the one-for-two split of the Company's common stock effective March 11, 1998.

(4) The Company maintains "split dollar" life insurance policies for Messrs. Franklin and Ashken, respectively, in amounts of $5 million and $3 million; amounts indicated as "All Other Compensation" for Messrs. Franklin and Ashken for 1997 reflect $28,877 and $21,882, respectively, reported as income in connection with such life insurance. "All Other Compensation" also includes employer matching contributions under the Company's 401(k) Savings Plan, as follows: Mr. Franklin, $5,700 for 1996 and $5,664 for 1997; Mr. Ashken, $5,700 for
         1996 and $5,664 for 1997; and, Mr. Sullivan, $5,700 for 1996. Bonus
         earned by Mr. Franklin in 1996 included a one-time bonus of $400,000 in recognition of Mr. Franklin's successful efforts in connection with the merger of Benson with and into Essilor Acquisition Corporation (the "Essilor Merger") and the Company Spinoff.

(5) Includes cash payments received in connection with the cancellation on May 3, 1996 of then outstanding Benson Options upon the consummation of the Essilor Merger and the Company Spinoff.

(6) Mr. Sullivan resigned as an executive officer of the Company effective March 29, 1997; he remains a Director of the Company. "All Other Compensation" for Mr. Sullivan for 1997 reflects payments received pursuant to a severance agreement relating to Mr. Sullivan's resignation. See "Executive Compensation Employment Agreements."

(7) Represents options granted under the former Benson option plan, all of which were cancelled in connection with the Essilor Merger and the Company Spinoff on May 3, 1996.

OPTIONS/SAR GRANTS TABLE

         Except as stated below, no stock options or stock appreciation rights
(SARs) were granted in 1997 to the named executive officers. The figures disclosed below have not been adjusted to take into account the effect of the Bolle Spinoff, ILC Merger and a one-for-two reverse split of the Company's common stock occurring in March 1998.



                                         % OF TOTAL                                            POTENTIAL REALIZED VALUE
                         NUMBER OF         OPTIONS                                                AT ASSUMED RATES OF
                        SECURITIES       GRANTED TO        EXERCISE                             STOCK APPRECIATION FOR
                        UNDERLYING        EMPLOYEES           OR                                    OPTION TERM(2)
                         OPTIONS          IN FISCAL       BASE PRICE      EXPIRATION           -------------------------
     NAME               GRANTED(1)          YEAR            ($/SH)           DATE                 5%            10%
     ----               ----------       ----------       ----------      -----------          -------------------------

Martin E. Franklin         550,000 (3)      31%             $4.25          03/25/2007(3)       $1,322,290     $1,831,261

Ian G.H. Ashken            100,000           6%             $4.25          05/03/2007(3)       $  240,416     $  332,957

William T. Sullivan            -0-          -0-               N/A                 N/A                 N/A            N/A

---------------------------

(1) For additional information concerning stock options, see "Executive Compensation--Compensation Under Plans."

(2) These columns illustrate the hypothetical appreciation of the stock options under the assumption that each option appreciates at the rate of 5% and 10%, respectively, compounded annually until the date of expiration.

(3) These options vest on the earlier of (a) the date on which the Company's common stock has traded at an average closing bid price equal to $7.50/share for a twenty (20) consecutive trading day period or (b) March 25, 2005.

OPTIONS/SAR EXERCISE AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

The following table provides information on options/SARs exercised during fiscal 1997 by the Executive Group and the value of each such officer's unexercised options/SARs as of the end of such fiscal year. The figures disclosed below have not been adjusted to take into account the effect of the spinoff by the Company of its equity interest in Bolle Inc. (the "Bolle Spinoff"), the ILC Merger and a one-for-two reverse split of the Company's common stock occurring in March 1998.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

                     AND FISCAL YEAR-END OPTIONS/SAR VALUES

       SHARES ACQUIRED ON                 NUMBER OF UNEXERCISED IN-                VALUE OF UNEXERCISED IN-THE-
       ------------------                 -------------------------                ----------------------------
            EXERCISE                 THE-MONEY OPTIONS/SARS AT FY-END (#)             MONEY OPTIONS/SARS AT
            --------                 ------------------------------------             ---------------------
                                                                                           FY-END($)
                                                                                           ---------
           NAME            (#)   VALUE ($)
          --------               REALIZED       EXERCISABLE      UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
                                 --------       -----------      -------------       -----------     -------------

Martin E. Franklin(1)     -0-      N/A                 137,500         962,500      $1,131,656          $1,352,844

Ian G.H. Ashken(2)        -0-      N/A                  93,750         281,250        $124,453            $356,484

William T. Sullivan(3)    -0-      N/A                 295,000           2,500        $359,015              $2,968


-------------------------------------------------------------------------------

(1) Based on the closing price of BEC common stock on the New York Stock Exchange on December 31, 1997 of $5.937 and average exercise prices of $4.98 to $4.56 per share, respectively, for exercisable and unexercisable options.

(2) Based on the closing price of BEC common stock on the New York Stock Exchange on December 31, 1997 of $5.937 and average exercise prices of $4.61 to $4.67 per share, for exercisable and unexercisable options.

(3) Based on the closing price of BEC common stock on the New York Stock Exchange on December 31, 1997 of $5.937 and exercise prices of $4.72 to $4.75 per share, for exercisable and unexercisable options.

DIRECTORS' COMPENSATION

         Except as stated below, the Company's directors received no compensation in connection with their services as directors on the Board of Directors in 1997. For services rendered in 1997, all non-executive directors received fees or remuneration in the amount of $15,000; fees are paid quarterly, in arrears. Ms. Bailey's law firm has received payment for legal services from time to time provided to the Company, but such payments were not made in consideration of Ms. Bailey's services as a director. See "Certain Relationships and Related Transactions." Additionally, all non-executive directors are entitled to receive automatic grants of stock options of the Company's common stock in compensation for their services. See "Compensation Under Plans-1996 Stock Incentive Plan." See, also, "Employment Agreements." In addition, upon the retirement of Mr. Richard

D. Hanselman and Dr. Charles S. Sydnor from the Company's Board of Directors, effective March 12, 1998, the Company caused all then-outstanding options granted to such Directors to vest fully.

EMPLOYMENT AGREEMENTS

         Martin E. Franklin. Mr. Franklin has entered into an employment agreement with the Company (the "Franklin Employment Agreement"), pursuant to which he served as Chief Executive Officer and Chairman of the Company for an initial period of three years and thereafter subject to annual renewal. By agreement, Mr. Franklin presently serves as Chairman of the Board and Mr. Capra has assumed duties as Chief Executive Officer, effective March 12, 1998. Pursuant to the Franklin Employment Agreement, Mr. Franklin receives an annual base salary which is subject to (i) increase each year by a minimum of the annual rate of increase in the Consumer Price Index, and (ii) discretionary increases determined by the Compensation Committee of the Board of Directors from time to time; Mr. Franklin also may receive a bonus based on performance criteria to be approved by the Board of Directors. Mr. Franklin's annual base salary for 1998 has been set at $265,000. The agreement may be terminated by either party upon at least 90 days' notice prior to the end of the initial term or any subsequent renewal term. The Company may terminate the agreement with cause in the event of the death, permanent disability or certain misconduct of Mr. Franklin. The Company may terminate Mr. Franklin's employment without cause upon 30 days' notice, in which event Mr. Franklin will be entitled to receive a severance payment equal to one year's current base salary and his existing benefits for a period of one year and any non-vested stock options then outstanding will automatically vest. The agreement contains noncompetition and nonsolicitation restrictions effective during the employment term and for a period of one year thereafter.

         Ian G.H. Ashken. Mr. Ashken has entered into an employment agreement with the Company. Under the agreement, Mr. Ashken serves as Chief Financial Officer of the Company and receives an annual base salary which is subject to
(i) an increase each year by a minimum of the annual rate of increase in the Consumer Price Index, and (ii) discretionary increases determined by the Compensation Committee of the Board of Directors from time to time; Mr. Ashken also may receive a bonus based on performance criteria to be determined by the Board of Directors. Mr. Ashken's annual base salary for 1998 has been set at $212,000. The other terms of Mr. Ashken's employment agreement are the same as the terms of the Franklin Employment Agreement.

         Richard D. Capra. Mr. Capra has entered into an employment agreement with the Company, effective March 12, 1998. Under the agreement, Mr. Capra will serve as Chief Executive Officer of the Company for a period of one (1) year. Mr. Capra will receive a base salary in the amount of $250,000. In addition, Mr. Capra, in consideration of his agreement to terminate his previously existing employment arrangements, will receive the sum of $980,000, payable over a period of four (4) years. Mr. Capra is not eligible for a bonus or any other additional compensation, except as approved by the Board of Directors. The other terms of Mr. Capra's employment agreement are materially the same as Mr. Franklin's and Mr. Ashken's agreements.


COMPENSATION UNDER PLANS

1996 STOCK INCENTIVE PLAN.

         On April 2, 1996, the Company's Board of Directors adopted the Company's 1996 Stock Incentive Plan (as amended) (the "Plan") and on April 2, 1996, Benson, as the then sole shareholder of the Company, approved the Plan. Effective March 12, 1998, the Company's stockholders approved an Amended Plan in connection with the ILC Merger and Bolle Spinoff, to increase the number of shares reserved for issuance pursuant to awards granted under the Plan and to effect certain technical changes to conform to current SEC regulations and provisions of the Internal Revenue Code. Pursuant to the Plan, employees and consultants of the Company and its subsidiaries and affiliates (other than employees subject to a collective bargaining agreement) are eligible to be selected by the Compensation Committee as participants to receive discretionary awards of various forms of equity-based incentive compensation, including stock options, stock appreciation rights ("SARs"), restricted stock awards, performance share unit awards and phantom stock unit awards, and awards consisting of combination of such incentives.
Approximately 250 persons are eligible to participate in the Plan.

         The Plan is administered by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"). The Compensation Committee, in its sole discretion, will determine which eligible employees and consultants of the Company and its subsidiaries may participate in the Plan and the type, extent and terms of the equity-based awards to be granted to them. Members of the Compensation Committee, because of their status as non-employee Directors, will receive automatic non-discretionary annual grants of stock options pursuant to the Plan.

         Under the Plan, at the time of the Essilor Merger and the Company Spinoff, each non-employee Director automatically was granted an option to purchase 10,000 shares of the Company's common stock. Additionally, effective upon the date of the Bolle Spinoff, each non-employee Director was granted an option to purchase 10,000 shares of the Company's common stock. Finally, in addition to the foregoing, on the date that a person first becomes a non-employee Director, he or she is automatically granted an option to purchase 10,000 shares of the Company's common stock. Thereafter, on the date of each annual meeting of stockholders of the Company, each non-employee Director will automatically be granted an option to purchase 2,500 shares of the Company's common stock. All such automatic grants to non-employee Directors are hereafter called "Director Options." Each Director Option has an exercise price per share equal to the fair market value of one share of the Company's common stock on the date of grant and vests and becomes exercisable over a four year period beginning on the first anniversary of the date of grant at the rate of 25% of each Director Option on each of the four years immediately following the date of grant. These grants are the only grants made to non-employee Directors under the Plan. The Compensation Committee has no discretion to make any grants under the Plan to non-employee Directors. All Director Options will be NQSO's (as defined below).

         Stock options granted by the Compensation Committee under the Plan may be "incentive stock options" ("ISOs"), within the meaning of Section 422 of the Code, or "non qualified stock options" ("NQSO's"). The exercise price of the options will be determined by the Compensation Committee when the options are granted, subject to a minimum price in the case of ISOs of the fair market value of the Company's common stock on the date of grant, unless the Compensation Committee, in its sole discretion, determines to grant a discount NQSO in lieu of a reasonable amount of salary or cash bonus, in which case the exercise price may be 85% of the fair market value of the Company's common stock on the date of grant. The option exercise price for all options granted under the Plan may be paid in cash or in shares of the Company's common stock having a fair market value on the date of exercise equal to the exercise price or, in the discretion of the Compensation Committee, by delivery to the Company of (i) other property having a fair market value on the date of exercise equal to the option exercise price, or (ii) a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the exercise price.

         An SAR may be granted by the Compensation Committee as a supplement to a related stock option or may be granted independent of any option. SARs granted in connection with an option will become exercisable and lapse according to the same vesting schedule and lapse rules that are established for the corresponding option. SARs granted independent of any option will vest and lapse according to the terms and conditions set by the Compensation Committee. An SAR will entitle its holder to be paid an amount equal to the excess of the fair market value of the Company's common stock subject to the SAR on the date of exercise over the exercise price of the related stock options, in the case of an SAR granted in connection with an option, or the fair market value of the Company's common stock on the date of grant in the case of an SAR granted independent of an option.

         Shares of the Company's common stock covered by a restricted stock award will not be issued to the recipient at the time the award is granted but will be deposited with an escrow agent until the end of the restricted period set by the Compensation Committee. During the restricted period, restricted stock will be subject to transfer restrictions and forfeiture in the event of termination of employment with the Company or a subsidiary and other restrictions and conditions established by the Compensation Committee at the time the award is granted.

         A phantom stock unit award will provide for the future payment of cash or the issuance of shares of the Company's common stock to the recipient if continued employment or other conditions established by the Compensation Committee at the time of grant are attained.

         A performance share unit award will provide for the future payment of cash or the issuance of shares of the Company's common stock to the recipient upon the attainment of certain corporate performance goals established by the Compensation Committee over three to five year performance award periods. At the end of each performance award period, the Compensation Committee decides the extent to which the corporate performance goals have been attained and the amount of cash or the Company's common stock to be distributed to the participant.

1996 EMPLOYEE STOCK PURCHASE PLAN.

         The Company has authorized the 1996 Employee Stock Purchase Plan (the "Stock Purchase Plan") for persons who have been employed full-time by the Company or its subsidiaries for at least one year, pursuant to which 500,000 shares of common stock will be reserved for issuance, subject to adjustment. Eligible employees will be able to contribute, for each semi-annual period beginning on the first business day after January 1 and July 1 (each, an "Enrollment Date") and ending excess of $10,000 per semi-annual period, to purchase shares of common stock on the Exercise Date. The purchase price for each share of common stock purchased pursuant to the 1996 Employee Stock Purchase Plan will be the lesser of 85% of the fair market value of the common stock on the Enrollment Date or 85% of the fair market value of the common stock on the Exercise Date. The Stock Purchase Plan has not yet been formally implemented, and consequently no shares of common stock have been issued thereunder.


OTHER

         The Company does not maintain a pension plan or other actuarial or defined benefit retirement plan for its named executive officers. The Company does not maintain any long-term incentive plans, and there was no repricing of outstanding options or SARs held by any of the Company's executive officers during fiscal year 1997. The Company's named executive officers are eligible to participate in benefit plans generally available to the Company's employees, including a 401(k) savings plan and the health and life insurance programs.


               COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION


         Effective March 12, 1998, the Compensation Committee comprises of Mr. Moore (Chairman), Mr. Clairmont and Mr. Sullivan. During 1997 and through March 12, 1998 the Company's Compensation Committee was composed of Dr. Sydnor (Chairman), Mr. Hanselman, and Mr. Moore. For information concerning certain transactions between members of the Compensation Committee and the Company, see "Executive Compensation-Directors' Compensation."

                      REPORT OF THE COMPENSATION COMMITTEE

         This report is made by the Compensation Committee of the Board of Directors. The Compensation Committee of the Company's Board of Directors is composed of Mr. David L. Moore (Chairman), Mr. George B. Clairmont and Mr. William T. Sullivan. The committee is responsible for setting and administering the Company's policies governing annual compensation of key employees, managers, officers and executive officers, including setting individual annual base salaries or salary guidelines, annual bonus plans and individual participation levels, and participation in the Company's Plan. See "Information Concerning Meetings of the Board of Directors and Board Committees" and "Director Compensation". Compensation of executive officers, including compensation of the Chief Executive Officer, is subject to approval of the Board of Directors. The proposed compensation of any member of the Compensation Committee who also is an executive officer would be subject to ratification by the disinterested members of the Board of Directors; none of the present members of the committee are or have been executive officers of the Company, and it is the Company's policy to appoint only disinterested directors as members of the Committee.


COMPLIANCE WITH FEDERAL TAX LAW

         The committee has considered the potential impact of Section 162(m) (the "Section") of the Internal Revenue Code, as amended. The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any tax year for any executive officer, unless compensation is based on performance. The Company maintains executive cash compensation significantly below the $1 million threshold, and the Company believes that any options granted under the Plan to any of its executive officers will qualify as performance-based compensation, to the extent that any of the same may result in compensation in excess of the threshold. Consequently, the committee does not believe that the Section will have any impact on the deductibility to the Company of any compensation paid to executive officers.


OVERVIEW

         The Company's executive compensation program currently includes the following key elements: base salary, cash bonuses and awards of stock options. The Company's general executive officer compensation policy is intended to: (i) support achievement of the Company's strategic goals; (ii) retain and reward sufficiently committed and talented individuals prepared to invest their talents for long term rather than short term gain and, (iii) tie executive officers' interests to Stockholder interests.

         The Compensation Committee determines base salaries for new executive officers and base salary adjustments for current executive officers by evaluating the responsibilities of the position held, the experience of the individual and individual performance. It determines stock option awards based on the same factors. In reviewing executive compensation matters, the committee may consult with the Company's human resources professionals and/or independent compensation consultants. The committee also may make use of independently available compensation survey data and other publicly available information, including publicly-disclosed compensation information of other companies of comparable size engaged in similar industries, as well as information gained through their experience as directors of other publicly and privately held corporations. The committee's determinations also are made with reference to the Company's available financial resources.

         While the Company may make use of publicly available data and other surveys in setting its general compensation policies, the Company is relatively young and has experienced a period of rapid change. Consequently, it is not possible to compare the Company or its compensation policies directly with more established companies, and the Company's executive officer compensation is not rigidly dominated by a lock-step approach to keeping executive compensation competitive with compensation levels of companies of similar size or in comparable industries. Additionally, the Company's brief history, combined with the significant changes experienced by Benson, its predecessor for accounting purposes, has rendered financial results difficult to compare from one period to another. Therefore, achievement of financial goals set by the Board on an annual basis is only one of the factors considered in setting the Company's compensation policy; successful implementation of the Company's more broadly-based strategic goals also is considered an important factor. Moreover, the Company's focus on rapid internal growth and expansion through acquisitions further affects its executive compensation policy by causing the Company carefully to husband its resources. The committee believes that annual cash compensation of its executive officers is below that which executives of comparable ability and talent could receive competitively elsewhere.

         It is the policy of the committee and the Company that a portion of an executive officer's compensation be composed of long-term performance-based compensation. In this way, the Company can conserve its financial resources while aligning the executive group's interests more strongly with the interests of the Company's Stockholders; at the same time, the Company thereby attracts executives of proven skill and ability who are prepared to invest their talents over the long term. In furtherance of this policy, the Company adopted, and the Compensation Committee has made awards and grants pursuant to, the Company's "Plan". In determining the number of stock options granted during 1996, the committee considered the same criteria discussed above with respect to base salaries.


CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Franklin, the Company's Chief Executive Officer, has entered into an employment agreement, under which he received an annual base salary for 1997 in the amount of $257,500. For 1998, Mr. Franklin's base salary has been set at $265,000. Mr. Franklin is eligible to participate in the bonus program for executive officers. See "Executive Compensation--Employment Agreements". The Bonus paid to Mr. Franklin for services rendered in 1997 was $300,000, awarded in recognition of extraordinary services provided in connection with the acquisition of Bolle France in July 1997 and of the acquisition of ILC Technology, Inc. and the spinoff by the Company of its interest in Bolle Inc., both of which transactions closed in March 1998 and related transactions, whereby Mr. Franklin personally helped to limit significantly transactional costs that otherwise would have been paid to third parties. The committee believes that Mr. Franklin's compensation under the employment agreement is consistent with the general policies described above. Mr. Franklin's compensation for 1998 has been determined also in recognition of the demands made upon Mr. Franklin in effecting the strategic goals of the Company and his successful efforts in positioning the Company for future growth.


COMPENSATION COMMITTEE
Mr. L. Moore (Chairman)
Mr. George B. Clairmont
Mr. William T. Sullivan.

                      COMPARATIVE STOCK PERFORMANCE GRAPH

         The graph below compares the cumulative total Stockholder return on the Company's Common Stock, based on the market price of the Common Stock, with the cumulative total return of (i) companies included in the Wilshire Small Cap Index and (ii) companies included in the Russell 1000 Index, assuming a $100 investment in the Company's Common Stock and in each such index on May 3, 1996. The Company was formed in December 1995 and the Company's Common Stock first began to trade publicly on the New York Stock Exchange on May 3, 1996. Consequently, the comparative information presented below corresponds only to the period during which the Company's Common Stock has been registered under
Section 12 of the Securities Exchange Act of 1934. The Company has never paid cash dividends.



                                 Lumen           Russell           Wilshire       Lumen             Russell            Wilshire
                                                                            --------------------------------------------------------
           05/03/96               5.05            343.78             440.08       Number of shares
                                                                            --------------------------------------------------------
         Investment                                                                      19.80               0.29               0.23
                                                                            --------------------------------------------------------
                                                                                                     Value
                                                                                               -------------------------------------
             May-96               6.13            357.35             456.08             121.39             103.95           103.64
             Jun-96               4.50            357.10             435.52              89.11             103.87            98.96
             Jul-96               5.25            339.44             400.73             103.96              98.74            91.06
             Aug-96               5.00            347.79             424.07              99.01             101.17            96.36
             Sep-96               5.13            366.77             442.44             101.58             106.69           100.54
             Oct-96               4.88            374.38             439.99              96.63             108.90            99.98
             Nov-96               4.75            401.05             464.11              94.06             116.66           105.46
             Dec-96               5.13            393.75             472.06             101.58             114.54           107.27
             Jan-97               4.63            416.77             487.72              91.68             121.23           110.83
             Feb-97               4.75            417.46             485.98              94.06             121.43           110.43
             Mar-97               4.63            398.19             466.52              91.68             115.83           106.01
             Apr-97               4.63            419.15             473.73              91.68             121.92           107.65
             May-97               4.38            445.06             517.82              86.73             129.46           117.66
             Jun-97               4.56            462.95             534.41              90.30             134.66           121.43
             Jul-97               4.50            499.89             579.86              89.11             145.41           131.76
             Aug-97               5.06            475.33             590.32             100.20             138.27           134.14
             Sep-97               5.19            500.78             625.72             102.77             145.67           142.18
             Oct-97               5.75            483.86             594.60             113.86             140.75           135.11
             Nov-97               5.88            504.25             589.92             116.44             146.68           134.05
             Dec-97               5.94            513.79             592.08             117.62             149.45           134.54


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         The Company has entered into indemnification agreements with each of its directors, officers and certain executives, pursuant to which the Company has agreed to indemnify each indemnitee to the fullest extent authorized by law against any and all damages, judgments, settlements and fines ("losses") in connection with any action, suit, arbitration or proceeding or any inquiry or investigation, whether brought by or in the right of the Company or otherwise, whether civil, criminal, administrative, investigative or other, or any appeal therefrom, by reason of an indemnitee's serving as a director of the Company. An indemnitee is not entitled to indemnification for any losses that are (i) based or attributable to the indemnitee gaining in fact any personal profit or advantage to which the indemnitee is not entitled, (ii) for the return by the indemnitee of any remuneration paid to the indemnitee without the previous approval of the Stockholders of the Company which is illegal, (iii) for violations of Section 16 of the Securities Exchange Act of 1934 or similar provisions of state law, (iv) based upon knowingly fraudulent, dishonest or willful misconduct and (v) not permitted to be covered by applicable law. The agreements provide that the indemnification under the agreement is not exclusive of any other rights the indemnitee may have under the Company's Restated Certificate of Incorporation, Restated By-laws, applicable Delaware corporate statutes or any agreement or vote of stockholders.

         The Company's non-employee Directors receive automatically stock option grants under the terms of the Plan. Each of Mr. Franklin, Mr. Ashken and Mr. Sullivan (prior to his resignation as an officer) also has received stock option grants under the terms of the Plan, and Messrs. Franklin, Ashken and Capra have entered into continuing agreements with the Company. See "Executive Compensation."

         Mr. Baumgartner, who will retire from the Board of Directors effective as of the date of the Meeting, has entered into an agreement with the Company, effective March 12, 1998, pursuant to which he agreed to terminate all previously existing employment arrangements with ILC in return for payments totaling $1,100,000, payable over a term of five years.

         In connection with Mr. Sullivan's resignation as an executive officer and employee of the Company, to be effective March 29, 1997 Mr. Sullivan received payment of $350,000. The Company additionally agreed to vest at March 29, 1997 all options previously granted to Mr. Sullivan then outstanding and not yet vested; all presently unexercised options granted to Mr. Sullivan will remain exercisable through September 30, 1998.

         Ms. Nora A. Bailey, a member of the Company's Board of Directors since May 1996, and who will retire from the Board of Directors effective as of the date of the Meeting, is an attorney specializing in federal tax law. In her professional capacity she has rendered legal advice and related services to both the Company and its predecessor, Benson. Ms. Bailey has rendered such services both prior to and subsequent to her appointment to the Company's Board of Directors, and it is anticipated that she from time to time in the future will be engaged to provide similar legal services to the Company. All fees paid to Ms. Bailey in connection with such services have been agreed in arms' length negotiations and are in accordance with Ms. Bailey's usual and customary billing practices. Fees paid to Ms. Bailey by the Company in connection with such services are not paid in consideration of her services as a director. Aggregate fees billed to the Company by Ms. Bailey during 1997 were approximately $90,000.

         No other significant transactions, business relationships, or indebtedness are known to exist between the Company and related parties (defined as directors, executive officers, nominees for director, security holders of more than 5% of the voting stock or any members of the immediate family of any of the foregoing persons).

                                 PROPOSAL NO. 2


              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

         The Board recommends that the Stockholders ratify the selection of PricewaterhouseCoopers LLP, certified public accountants, as independent accountants to audit the accounts of the Company and its subsidiaries for the year ending December 31, 1998. The selection of PricewaterhouseCoopers LLP was recommended to the Board by the Board of its Audit Committee. PricewaterhouseCoopers LLP are currently independent accountants for the Company.

         The Board of Directors recommends a vote FOR this Proposal No. 2.


                        COMPLIANCE WITH SECTION 16(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership in respect of the Company's securities with the Securities and Exchange Commission. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on the Company's review of the copies of such forms it has received and written representations of certain of its directors and officers, the Company believes that during 1997 all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.


                                 ANNUAL REPORT


         A copy of the Company's Annual Report to Stockholders for 1997 has previously been sent to Stockholders or, in the case of Stockholders who have not received a copy previously, accompanies this Proxy Statement. Any Stockholder who has not received a copy of the 1997 Annual Report to Stockholders and who wishes to do so should contact the Company, Attention:
Investor Relations, by mail at the address set forth in the Notice of Annual Meeting or by telephone at (914) 967-9400. The 1997 Annual Report to Stockholders is not incorporated into this Proxy Statement and shall not be considered part of this solicitation material.

                           PROPOSALS BY STOCKHOLDERS


         The persons named as proxies in the enclosed Proxy Statement have no present intention of bringing before the Annual Meeting for action any matters other than those specifically referred to above, nor has management any such intention, and neither such persons nor management are aware of any such matters which may be presented by others. If any other business should properly come before the Annual Meeting, the persons named on the proxy intend to vote thereon in accordance with their best judgment.

         Any proposal of a Stockholder intended to be presented at the Annual Meeting of Stockholders to be held in 1998, must be received by the Company no later than March 16, 1999 to be considered for inclusion in the proxy statement for the 1999 Annual Meeting of Stockholders. Proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.



By Order of the Board of Directors,



Peter H. Trembath
Secretary

--------------------------------------------------------------------------------

                                                                           PROXY
                            LUMEN TECHNOLOGIES, INC.
       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
            FOR THE ANNUAL MEETING OF STOCKHOLDERS -- JULY 31, 1998

    The undersigned stockholder hereby appoints Martin E. Franklin and Ian G.H. Ashken and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution, to vote all shares of Common Stock of Lumen Technologies, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on July 31, 1998 and at any and all adjournments and postponements thereof, for the transaction of such business as may properly come before the Meeting, including the items set forth on the reverse side hereof.

    The shares represented by this proxy will be voted in the manner directed herein, but if no direction is made with respect to the voting of Common Stock, this Proxy will be voted FOR the election of all listed directors and FOR Proposal 2, all as more fully described in the accompanying Proxy Statement.

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

[X]  Please mark your votes as in this example

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS.

    1. Election of Directors                                         [ ]  FOR all nominees listed below
                                                                     [ ]  WITHHOLD AUTHORITY to vote
                                                                        for all nominees below.

    Martin E. Franklin, Ian G.H. Ashken, Harrison H. Augur, Richard D. Capra
            George B. Clairmont, David L. Moore, William T. Sullivan

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below.)

                  (Continued, and to be signed on other side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Continued from other side)

2. Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 1998.

                    [ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN

    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                  Date

                                                  ------------------------------
                                                            Signature

                                                  ------------------------------
                                                            Signature

                                                  PLEASE SIGN EXACTLY AS NAME
                                                  APPEARS HEREON. JOINT OWNERS
                                                  SHOULD EACH SIGN. WHEN SIGNING
                                                  AS ATTORNEY, EXECUTOR,
                                                  ADMINISTRATOR, TRUSTEE OR
                                                  GUARDIAN, PLEASE GIVE FULL
                                                  TITLE AS SUCH.

--------------------------------------------------------------------------------